Insurance Claims Settled
Date: 11/22/2005 12:36:20 PM Deal Number: SAIL 2005-HE1 Report As of: 10/30/2005
Contact Us:
T: 718-858-6050
E: info@rmgglobal.com
W: www.rmgglobal.com
Investor Ln Nbr
Loan Number
Servicer Name
Originator
Original UPB
Current UPB
Original Value
Current Value
Original LTV
Current LTV
MI Cert. #
MI Company
MI Cov. %
Cov. Type
HZ Claim Dt
MI Claim Dt
HZ Claim
Amount
MI Claim Amount
HZ Claim Settled
MI Claim Settled
HZ Amt Paid
MI Amt Paid
Claim Close
Method
Page 1 of 1 ( records returned)
Insurance Claims Settled
Date: 11/22/2005 12:36:20 PM Deal Number: SAIL 2005-HE1 Report As of: 10/30/2005
Contact Us:
T: 718-858-6050
E: info@rmgglobal.com
W: www.rmgglobal.com
Investor Ln Nbr
Loan Number
Servicer Name
Originator
Original UPB
Current UPB
Original Value
Current Value
Original LTV
Current LTV
MI Cert. #
MI Company
MI Cov. %
Cov. Type
HZ Claim Dt
MI Claim Dt
HZ Claim
Amount
MI Claim Amount
HZ Claim Settled
MI Claim Settled
HZ Amt Paid
MI Amt Paid
Claim Close
Method
Page 1 of 1 ( records returned)